Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Diageo plc:

We consent to the incorporation by reference of our report dated 30 August 2006 with respect to the consolidated balance sheets of Diageo plc and subsidiaries as at 30 June 2006 and 30 June 2005, and the related consolidated income statements, consolidated statements of recognised income and expense, and consolidated cash flow statements for each of the years in the two year period ended 30 June 2006, which report appears in the annual report on Form 20-F of Diageo plc for the year ended 30 June 2006, in the following Registration Statements.

Registration Statement on Form F-3 (File Nos. 333-10410, 333-14100, 333-11084, and 333-132732); and
Registration Statement on Form S-8 (File No. 333-11460); and
Registration Statement on Form S-8 (File No. 333-11462); and
Registration Statement on Form S-8 (File No. 333-9770); and
Registration Statement on Form S-8 (File No. 333-8092); and
Registration Statement on Form S-8 (File No. 333-8094); and
Registration Statement on Form S-8 (File No. 333-8096); and
Registration Statement on Form S-8 (File No. 333-8098); and
Registration Statement on Form S-8 (File No. 333-8090); and
Registration Statement on Form S-8 (File No. 333-8106); and
Registration Statement on Form S-8 (File No. 333-8102); and
Registration Statement on Form S-8 (File No. 333-8104).

Our report refers to the company having changed its method of accounting for certain financial instruments with effect from 1 July 2005.

KPMG Audit Plc
Chartered Accountants

London, England
25 September 2006